UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Alan Howe

On August 3, 2023, Alan Howe informed the board of directors (the “Board”) of Sonim Technologies, Inc. (the “Company”) of his decision to retire from, and not stand for re-election to the Board, effective as of the end of his term, the date of the conclusion of the Company’s 2023 annual meeting of stockholders. Mr. Howe’s decision not to stand for re-election is not the result of any disagreement with the operations, policies, or practices of the Company.

Mr. Howe is the longest-tenured board member of the Company and has been serving on the Board since November of 2017 and has been a source of support and counsel through those years. The Company formally extends its sincere gratitude to Mr. Howe for his years of dedicated service, leadership, and vision.

Alan Howe Advisory Agreement

As a result of Mr. Howe’s decision not to stand for re-election, the Company extended an offer to Mr. Howe to serve in an advisory role commencing as of the conclusion of the Company’s 2023 annual meeting of stockholders. Accordingly, on August 8, 2023 the Company and Mr. Howe entered into a consulting agreement (the “Consulting Agreement”) for the initial term of one year, whereby Mr. Howe shall be entitled to a retainer of $25,000 per year in connection with his services. The Consulting Agreement also contains such customary provisions as confidentiality and non-disclosure covenants and non-disparagement restrictions.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Retirement of Jose C. Principe

On August 3, 2023, Jose C. Principe informed the Board of his decision to retire from, and not stand for re-election to the Board, effective as of the end of his term, the date of the conclusion of the Company’s 2023 annual meeting of stockholders. Mr. Principe’s decision not to stand for re-election is not the result of any disagreement with the operations, policies, or practices of the Company.

Mr. Principe has been serving on the Board since 2022 and has been a source of support and counsel throughout the year. The Company formally extends its sincere gratitude to Mr. Principe for his devotion of time and skills to the development of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement by and between the Company and Alan Howe dated as of August 8, 2023

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: August 9, 2023	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer